MEDIQ, INC.

                             EXECUTIVE SECURITY PLAN

                                    ARTICLE I

                                     PURPOSE

The purpose of the Mediq, Inc. Executive Security Plan is to provide designated executives of Mediq, Inc. and its divisions and subsidiaries with a tax-favored investment opportunity. By providing a means whereby base salary and/or bonuses may be deferred to some period after termination of employment, the Plan will aid in retaining and attracting executives of exceptional ability, providing executives with a means to supplement their standard of living at retirement.

Compensation reductions made pursuant to the Plan will be credited with interest for the benefit of each Participant. The value of a Participant's deferrals, and interest earned on compensation reductions, will vary by such factors as the amount and duration of the compensation reductions, the Participant's age at the time of reduction, the date benefits commence, and other factors. The intent of the Plan is to credit Participant's compensation reductions with a specific rate of interest, rather than to provide defined benefits. However, to provide additional financial security, and to protect the purpose of the Plan, a supplemental death benefit is provided to qualifying Participants.


                                   ARTICLE II

                                   DEFINITIONS

2.1 "Administrator" shall mean the individual appointed to administer the Plan pursuant to Article IX.

2.2 "Age" shall mean the Participant's chronological age at any time of reference.

2.3 "Beneficiary" shall mean the person or persons designated by a Participant pursuant to Section 6.8.

2.4 "Board" shall mean the Company's Board of Directors in office at any time of reference.

2.5 "Change In Control" shall mean the sale of the Company or substantially all of its assets, in any form whatsoever, including merger, acquisition, consolidation or other reorganization or a significant stock acquisition. Significant stock acquisition shall be deemed to have



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             occurred, if during any two year period, more than 51% of the votes attributed to the Company's equity securities shall be acquired by any corporation, person or group. Group shall mean persons who act in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended.

2.6 "Company" shall mean Mediq, Inc. and any successor thereto.

2.7 "Compensation" shall mean the total compensation paid by the Company for a Plan Year, as reported for Federal Income Tax purposes on Form W-2 or any replacement thereof, and any compensation deferred to a retirement plan which qualifies under
             Section 401(k) of the Internal Revenue Code.

2.8 "Deferral Election Form" shall mean a written agreement between a Participant and the Company, whereby a Participant agrees to defer a portion of his Compensation pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

2.9 "Deferred Benefit Account" means the accounts maintained on the books of the Company pursuant to Article V. A separate Deferred Benefit Account shall be maintained for each Participant. A Participant's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participants pursuant to the Plan and shall be subject to Article VII hereof. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

2.10 "Determination Date" shall mean each December 31 of each calendar year and, for each Participant, his date of death, his Normal Retirement Date or the date of his Retirement, as applicable.

2.11         "Effective Date" shall mean October 1, 1985.

2.12 "Eligible Employee" shall mean any officer of the Company who has completed at least six months of active full-time employment.

2.13 "Normal Retirement Date" shall mean the later of a Participant's Age 65 or the date on which a Participant has fully deferred all the amounts which he had elected to defer with respect to each Deferral Election Form.


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2.14         "Participant" shall mean each Eligible Employee who has executed a
             Deferral Election Form in accordance with Article III, and any former Eligible Employee who remains entitled to a benefit pursuant to Article VI.

2.15 "Payout Period" shall mean the period of time throughout which benefits are payable under the terms of this Plan. The Payout Period shall be an uninterrupted period of time of 180 months. Alternatively, at a Participant's or Beneficiary's election, the Payout Period may be any uninterrupted period of time ranging from 60-180 months. Such election shall be made in accordance with procedures established by the Administrator.

2.16 "Plan" shall mean the Mediq, Inc. Executive Security Plan as described in this instrument, as amended from time to time.

2.17 "Plan Year" shall initially mean the period beginning on October 1, 1985 and ending December 31, 1985. Thereafter Plan Year shall mean the 12 consecutive month period beginning on January 1 and ending on December 31.

2.18 "Retirement" shall mean any severance from full-time employment after attaining his Normal Retirement Date.

2.19 "Retirement Interest Yield" shall mean the average for the Plan Year or part thereof preceding the Determination Date of Moody's Seasoned Corporate Bond Yield Index as published by Moody's Investor Service, Inc., or if no longer published, a substantially similar average selected by the Administrator, plus 2 percentage points.

2.20 "Termination Interest Yield" shall mean the average for the Plan Year or part thereof preceding the Determination Date of Moody's Seasoned Corporate Bond Yield Index as published by Moody's Investor Service, Inc. or, if no longer published, a substantially similar average selected by the Administrator.

2.21 "Termination of Employment" means voluntary or involuntary termination of employment for reasons other than death or Retirement.


                                   ARTICLE III

                                  PARTICIPATION

3.1 Each Eligible Employee who elects to participate in the Plan shall execute a Deferral Election Form prior to the

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             first day of the Plan Year in which the deferral shall
             first occur.

3.2 Each employee who shall subsequently become an Eligible Employee may elect to participate in the Plan by executing a Deferral Election Form no less than thirty (30) days prior to that date on which the deferral shall first occur. The election to participate shall be effective only upon receipt by the Administrator of the Deferral Election Form, properly completed and executed in conformity with the Plan.


                                   ARTICLE IV

                            RULES GOVERNING DEFERRALS

4.1 At the time he executes his Deferral Election Form, a Participant shall direct the Plan Administrator as to the timing and amounts of Compensation to be deferred. In the event a Participant requests that a Compensation deferral be applied against any future bonus payment, and such bonus payment is insufficient to meet the Participant's deferral request, the remaining Compensation deferral shall be applied against salary remaining to be paid during the Plan Year. Notwithstanding the preceding, an Eligible Employee may not elect to defer any portion of any bonus payment attributable to service performed at any time during the same Plan Year in which the Deferral Election form has been executed.

4.2 An Eligible Employee who elects to participate in the Plan must agree to defer a portion of his Compensation for a period of not less than one Plan Year or more than four Plan Years.

4.3 Throughout any one Plan Year, a Participant may not defer less than $5,000 (excepting Plan Years in which the Participant elects not to defer any portion of his Compensation) or more than $50,000.


4.4 In the aggregate, a Participant may not elect to defer less than $20,000 or more than $200,000.

4.5 Prior to any Plan Year, a Participant may elect to make additional deferrals pursuant to a new Deferral Election Form provided, however, such additional deferral conforms with limitations set forth in Section 4.3 and 4.4.

4.6 An election to defer income pursuant to this Plan is irrevocable and shall continue until the earlier of the

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             Termination of Employment, death or that time otherwise provided by the terms of the applicable Deferral Election Forms.

                                    ARTICLE V

                            DEFERRED BENEFIT ACCOUNT

5.1 For recordkeeping purposes only, the Company shall maintain separate Deferred Benefit Accounts for each Participant. The existence of these accounts shall not require any segregation of assets. More than one Deferred Benefit Account may be maintained for each Participant as may be necessary to reflect each Deferral Election Form.

5.2 The amount of Compensation that a Participant elects to defer shall be credited to the Participant's Deferred Benefit Account through each Plan Year at the same time as the Participant is paid the non-deferred portion of the Compensation which is the source of the deferral.

5.3 On each Determination Date, the Company shall credit a Participant's Deferred Benefit Account, an additional sum equal to interest at either the Retirement Interest Yield or, to the extent benefits are to be determined in accordance with Section 6.2, the Termination Interest
             Yield.


                                   ARTICLE VI

                                    BENEFITS

6.1 Termination Within Initial Four Plan Years. Upon Termination of Employment at any time within the first four Plan Years of Plan participation, the Company shall pay to the Participant, a termination benefit equal to his aggregated deferrals through the date of Termination credited with an interest yield of 6%, compounded annually. The termination benefit shall be payable in a lump sum within 120 days following Termination of Employment. Upon such Termination of Employment, the Participant shall immediately cease to be eligible for any other benefit otherwise provided in this Plan.

6.2 Termination After Four Plan Years. Upon Termination of Employment at any time after the first four Plan Years of Plan participation, the Company shall continue to maintain the Participant's Deferred Benefit Account. Upon Participant's attaining his Normal Retirement Date, the Company shall pay Participant (or his designated Beneficiary, to the extent applicable, if Participant

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             shall die prior to the expiration of the Payout Period) a
             retirement benefit equal to the Participant's Deferred Benefit Account determined pursuant to Section 5.3, using the Retirement Interest Yield through the month preceding Participant's Termination of Employment and the Termination Interest Yield for the period beginning with the first day of the month of Participant's Termination of Employment and ending on the month preceding Participant's Normal Retirement Date.

6.3 Death. Upon the death of a Participant, while an active employee of the Company, the Company shall pay the designated Beneficiary of the deceased Participant a death benefit, in lieu of any other benefit provided hereunder, equal to the greater of (i) the Participant's Deferred Benefit Account determined pursuant to
             Section 5.3, using the Retirement Interest Yield, or (ii) an amount specified in the Participant Deferral and Participant Agreement.

6.4 Retirement. If a Participant remains continuously employed by the Company until he attains his Normal Retirement Date, the Company shall pay to the Participant, a Retirement benefit, commencing upon the first month subsequent to his Retirement, equal to his Deferred Benefit Account, determined pursuant to Section 5.3 using the Retirement Interest Yield.

6.5 For the purposes of this Article VI, elections to make additional deferrals pursuant to Section 4.5, shall be considered separately, and the Plan Year for which such additional deferral becomes effective shall be treated as the first year of Plan participation on Plan entry with respect to such segregated amounts.

6.6          Form of Distribution:

             A.       Upon the initiation of benefits as described in
                      Section 6.2, the Company shall annuitize the amount specified therein utilizing an interest rate equal to the average of the Termination Interest Yield during the five calendar years immediately preceding the commencement of benefits and pay the benefit to Participant or his Beneficiary, if applicable, in equal monthly installments commencing upon the first day of the first month following Participant's Normal Retirement Date and continuing uninterrupted throughout the Payout Period.

             B. Upon Participant's death, as described in Section 6.3, the Company shall annuitize the amount specified therein utilizing an interest rate equal to 8% and pay the benefit to Participant's Beneficiary in equal

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                      monthly installments commencing upon the first day of the
                      first month following Participant's death and continuing uninterrupted throughout the Payout Period.

             C. Upon Participant's Retirement as described in Section 6.4, the Company shall annuitize the amount specified therein utilizing an interest rate equal to the average of the Retirement Interest Yield during the five calendar years immediately preceding the commencement of benefits and pay the benefit to Participant or his Beneficiary, if applicable, in equal monthly installments commencing upon the first day of the first month following Participant's Retirement and continuing uninterrupted throughout the Payout Period.

6.7 To the extent required by the law in effect at the time payments are made, the Company shall withhold any taxes required by the federal or any state or local government from payments made hereunder.

6.8 Unless the Participant files a written notice of a different Beneficiary designation with the Committee, the Participant's Beneficiary shall be the Beneficiary designated in the Employee Savings Plan. The Participant may designate a Beneficiary by filing a written notice of such designation with the Committee in such form as the Company requires and may include contingent beneficiaries. The Participant may from time to time change the designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. (If a Participant maintains his primary residence in a state which has community property laws, the spouse of a married Participant shall join in any designation of a Beneficiary or Beneficiaries other than the spouse.) If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.


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                                   ARTICLE VII

                                CHANGE IN CONTROL

7.1 If there is a Change in Control, notwithstanding any other provision of this Plan:

             A. each Participant or his Beneficiary who is then receiving a benefit hereunder shall have the right to request to be paid by the Company a lump sum payment equal to the present value of the remaining payments due him under this Plan based upon an interest rate which is set forth in Section 6.6 C. hereof;

             B. each Participant at any time during an eighteen (18) month period immediately following a Change in Control shall have the right to request and be paid a lump sum settlement equal to the amount of his Deferred Benefit Account.

7.2 Amounts payable pursuant to Section 7.1 shall be paid to the Participant or his Beneficiary, as applicable, as soon as possible following the date of the request, but in no instance prior to the first day of the first Plan Year following the date of the request. In the event no such request is made, the Plan and Deferral Election form shall remain in full force and effect.


                                  ARTICLE VIII

                                  UNFUNDED PLAN

8.1 Benefits are payable as they become due irrespective of any actual investments the Company may make to meet its obligations. The Company is under no obligation to purchase or maintain any asset, and any reference to investments is solely for the purpose of computing the value of benefits. Neither this Plan nor any action taken pursuant to the provisions of this Plan shall create or be considered to create a trust of any kind, or a fiduciary relationship between the Company and the Participating Employees, or any other person. To the extent a Participant or any other person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured creditor of Company.


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                                   ARTICLE IX

                                   ASSIGNMENT

9.1 No Participant, Beneficiary or heir shall have any right to commute, sell, transfer, assign or otherwise convey the right to receive any payment under the terms of this Plan. Any such attempted assignment shall be considered null and void.


                                    ARTICLE X

                                 ADMINISTRATION

10.1 The Board shall appoint, on behalf of all Participants, an Administrator. The Administrator may be removed by the Board at any time and he may resign at any time by submitting his resignation in writing to the Board. A new Administrator shall be appointed as soon as possible in the event that the Administrator is removed or resigns from his position. Any person so appointed shall signify his acceptance by filing a written acceptance with the Board.

10.2 The Administrator is responsible for the day to day administration of the Plan. He may appoint other persons or entities to perform any of his fiduciary functions. Such appointment shall be made and accepted by the appointee in writing and shall be effective upon the written approval of the Board. The Administrator and any such appointee may employ advisors and other persons necessary or convenient to help him carry out his duties including his fiduciary duties. The Administrator shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

10.3 The Administrator shall maintain or shall cause to be maintained accurate and detailed records and accounts of Participants and of their rights under the Plan and of all investments, receipts, disbursements and other transactions. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board and by persons designated thereby.

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10.4         In addition to any powers, rights and duties set forth elsewhere in the Plan, the Administrator shall have the following powers and duties:

             A. To adopt such rules and regulations consistent with the provisions of the Plan;

             B. To enforce the Plan in accordance with its terms and any rules and regulations he establishes;

             C. To maintain records concerning the Pan sufficient to prepare reports, returns and other information required by the Plan or by law;

             D. To construe and interpret the Plan and to resolve all questions arising under the Plan;

             E. To direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

             F. To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable Federal or State law.

10.5 The Company shall furnish the Administrator such data and information as he may require. The records of the Company shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, years of service, personal data, and compensation or bonus reductions. Participants and their Beneficiaries shall furnish to the Administrator such evidence, data, or information, and execute such documents as the Administrator requests.

10.6 Neither the Administrator nor the Board nor the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.


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10.7         Each Member or Beneficiary must claim any benefit to which he is entitled under this Plan by a written notification to the Administrator. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following:

             A.       The specific reason for the denial.

             B. Specific reference to the Plan on which the denial is based.

             C. Description of additional information for the claimant to present his claim, if any, and an explanation of why such material is necessary.

             D.       An explanation of the Plan's claim review procedure.

             The claimant will have 60 days to request a review of the denial by the Administrator, who will provide a full and fair review. The request for review must be written and submitted to the same person who handles initial claims. The claimant may review pertinent documents, and he may submit issues and comments in writing.

             The decision by the Administrator with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions as to its effect.


                                   ARTICLE XI

                            AMENDMENT AND TERMINATION

11.1 The Plan may be amended in whole or in part by the Company any time. Notice of any such amendment shall be given in writing to each Participant and each Beneficiary of a deceased Participant.

11.2 Subject to Section 11.3, no amendment hereto shall permit amounts accumulated pursuant to the Plan prior to the amendment to be paid to a Participant or Beneficiary prior to the time he would otherwise be entitled thereto.

11.3 The Company reserves the sole right to terminate the Plan an/or the Deferral Election Form pertaining to the Participant at any time prior to the commencement of

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             payment of his benefits, but only in the event that the Company, in its sole discretion, shall determine that the economics of the Plan have been adversely and materially affected by a change in tax laws, other government action or other event beyond the control of the Participant and the Company. In the event of any such termination, the Participant shall be entitled to a Deferred
             Benefit equal to the amount of his Deferred Benefit Account determined under Section 5.3, using the Retirement Interest Yield as of the date of termination of the Plan and/or his Deferral Election Form.


                                   ARTICLE XII

                                  MISCELLANEOUS

12.1 The benefits provided for the Participants under this Plan are in addition to benefits provided by any other plan or program of the Company and, except as otherwise expressly provided for herein, the benefits of this Plan shall supplement and shall not supersede any plan or agreement between the Company and any Participant or any provisions contained herein.

12.2 The Plan shall be governed and construed under the laws of the State of New Jersey as in effect at the time of its adoption.

12.3 The courts of the State of New Jersey shall have exclusive jurisdiction in any or all actions arising under this Plan.

12.4 The terms of this Plan shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators and successors.

12.5 The interest of any Participant or any beneficiary receiving payments hereunder shall not be subject to anticipation, nor to voluntary or involuntary alienation until distribution is actually made.

12.6 All headings preceding the text of the several Articles hereof are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction or effect.


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12.7         Where the context admits, words in the masculine gender
             shall include the feminine and neuter genders.






     DATE OF ADOPTION BY
 THE BOARD OF DIRECTORS OF
         MEDIQ, INC.

      November 15, 1985                              /s/ LIONEL H. FELZER
-----------------------------                     -----------------------------
                                                  Title:  Senior Vice President
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